Exhibit 21.1
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization
Advanced Diagnostic Group, LLC	FL
Advanced Diagnostic Resources, LLC	FL
Affiliated PET Systems, LLC	FL
AFO Imaging, Inc.	FL
Akumin Leasing 1, LLC	DE
Akumin Operating Corp.	DE
Akumin FL, LLC	FL
Akumin Florida Holdings, LLC	FL
Akumin Health Illinois, LLC	IL
Akumin Holdings Corp.	DE
Akumin Imaging Texas, LLC	TX
Alliance Healthcare Services, Inc.	DE
Alliance Imaging NC, LLC	DE
Alliance Interventional-Florida, LLC	DE
Alliance Oncology of Alabama, LLC	DE
Alliance Oncology of Arizona, LLC	DE
Alliance Oncology, LLC	DE
Alliance Radiosurgery, LLC	DE
Alliance-HNI Leasing Co., LLC	MI
Alliance-HNI, L.L.C.	MI
Broad River Oncology, LLC	DE
CAMC Cancer Centers, LLC	DE
Central Illinois Imaging, LLC	IL
Charleston Area Radiation Therapy Centers, LLC	DE
Columbus CyberKnife, LLC	DE
CyberKnife Associates of Louisville, LLC	KY
CyberKnife Center of Philadelphia, LLC	DE
Decatur Health Imaging, LLC	AL
Delaware Open MRI Radiology Associates, LLC	DE
Diagnostic Health Center of Anchorage, LLC	DE
Doylestown PET Associates, LLC	PA
East Bay Radiation Oncology, LLC	RI
Elite Imaging of GA, LLC	GA
Elite Imaging, LLC	FL
Elite Radiology of Georgia, LLC	GA
Greater Boston MRI LP	MA
Greater Boston MRI Services, LLC	MA
Greater Springfield MRI, LP	MA

Illinois CyberKnife, LLC	DE
Imaging Center of West Palm Beach LLC	FL
InMed Diagnostic Services of MA, LLC	MA
Jeanes Radiology Associates, LLC	PA
LCM Imaging, Inc.	FL
Lebanon Diagnostic Imaging, LLC	PA
Los Alamitos Imaging Center LLC	CA
Medical Diagnostics, LLC	DE
Medical Outsourcing Services, LLC	DE
MetroWest Imaging Center, LLC	MA
Mid-American Imaging Inc.	OH
Mobile Imaging Partners of North Carolina, LLC	NC
Monroe PET, LLC	DE
Montvale PET/CT, LLC	DE
MSA Management, LLC	DE
Mt. Baker PETCT, LLC	DE
MUSC Health Cancer Care Network, LLC	DE
MUSC Health Cancer Care Organization, LLC	DE
NEHE/WSIC II, LLC	ME
NEHE-MRI, LLC	ME
Neospine Blocker Corp	GA
New Brunswick CK Leasing, LLC	NJ
New England Health Enterprises Business Trust	MA
New England Health Enterprises, Inc.	MA
New England Health Imaging—Houlton, LLC	MA
New England Molecular Imaging LLC	NH
Newburyport, MA Radiation Center, LLC	DE
North Alabama Cancer Care Organization, LLC	AL
Oklahoma CyberKnife, LLC	DE
Pacific Cancer Institute, LLC	DE
PCI Maui Holdings, Inc.	DE
PET Scans of America Corp.	DE
Phoenix Imaging, LLC	WY
PMI Partners, LLC	TX
Preferred Imaging of Amarillo, LLC	TX
Preferred Imaging of Austin, LLC	TX
Preferred Imaging of Corinth, LLC	TX
Preferred Imaging of Denton, LLC	TX
Preferred Imaging of Fort Worth, LLC	TX
Preferred Imaging of Frisco, LLC	TX
Preferred Imaging of Garland, LLC	TX
Preferred Imaging of Grapevine/Colleyville, LLC	TX
Preferred Imaging of Irving, LLC	TX

Preferred Imaging of McKinney, LLC	TX
Preferred Imaging of Mesquite, LLC	TX
Preferred Imaging of Plano, LLC	TX
Preferred Imaging on Plano Parkway, LLC	TX
Preferred Open MRI, LLC	TX
Premier Health Services, Inc.	IL
Premier Open MRI, Inc.	KS
RAMIC Des Moines, LLC	DE
REA Management, LLC	DE
Reno CyberKnife, LLC	DE
Reno Management Services, LLC	DE
Rhode Island PET Services, LLC	RI
Rittenhouse Imaging Center, LLC	PA
Rose Radiology Centers, LLC	FL
Round Rock Imaging, LLC	TX
San Francisco CyberKnife, LLC	DE
Shared P.E.T. Imaging, LLC	OH
SMT Health Services LLC	DE
Southeastern Massachusetts PET/CT Imaging Center, LLC	DE
St. Louis CyberKnife, LLC	DE
SyncMed, LLC	TX
Thaihot Investment Company US LTD	DE
Three Rivers Holding, LLC	DE
TIC Acquisition Holdings, LLC	FL
Tower Health CyberKnife, LLC	DE
Tri-City PETCT, LLC	CA
U.S. Radiosurgery of Austin, LLC	DE
U.S. Radiosurgery of Chicago, LLC	DE
U.S. Radiosurgery of Columbus, LLC	DE
U.S. Radiosurgery of Illinois, LLC	DE
U.S. Radiosurgery of Philadelphia, LLC	DE
U.S. Radiosurgery of Reno, LLC	DE
U.S. Radiosurgery of Tulsa, LLC	DE
U.S. Radiosurgery Rush-Chicago, LLC	DE
U.S. Radiosurgery, LLC	DE
UniMed Mobile MRI, LLC	MI
United MRI Services, LLC	DE
USR Holdings, LLC	DE
Vista PEM Providers, LLC	TX
Western Massachusetts Magnetic Resonance Services, LLC	MA
Western Massachusetts PET/CT Imaging Center LLC	DE

Wilkes-Barre Imaging, L.L.C.	PA
Woodland Diagnostic Imaging, LLC	OH